Exhibit 10.1

LOAN RESTRUCTURING AGREEMENT

This Loan Restructuring Agreement (“Agreement”) is made as of the 21st day of November, 2008 among and between the following parties:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (the “Lender”); and

PANACOS PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”).

RECITALS

The Borrower and the Lender have entered into that certain loan arrangement (the “Loan Arrangement”), evidenced by, among other documents, instruments, and agreements, the following Loan Documents:

a. that certain Loan and Security Agreement dated as of June 28, 2007 (the “Loan Agreement”);

b. that certain Secured Promissory Note dated June 28, 2007 and that certain Secured Promissory Note dated September 26, 2007, each made by the Borrower payable to the Lender (singly and collectively, the “Note”);

c. that certain Account Control Agreement dated as of June, 2007 (the “Comerica Control Agreement”) by and among the Borrower, the Lender, and Comerica Bank (“Comerica”) respecting the “Account” (as defined in the Comerica Control Agreement) (the “Comerica Account”) in which the Lender received a pledge and security interest pursuant to the Loan Agreement;

d. that certain Deposit Account Control Agreement dated as of June 28, 2007 (the “SVB Control Agreement”) by and among the Borrower, the Lender, and Silicon Valley Bank (“SVB”) respecting the “Deposit Account” (as defined in the SVB Control Agreement) (the “SVB Account”) in which the Lender received a pledge and security interest pursuant to the Loan Agreement;

e. that certain Securities Account Control Agreement dated as of June 28, 2007 (the “SVBS Control Agreement”) by and among the Borrower, the Lender, and SVB Securities (“SVBS”) respecting the “Account” (as defined in the SVBS Control Agreement) (the “SVBS Account”) in which the Lender received a pledge and security interest pursuant to the Loan Agreement; and

f. that certain Warrant dated as of June 28, 2007 respecting those certain 646,900 shares of Common Stock of the Borrower (the “Warrant”) given to the Lender in connection with the establishment of the Loan Arrangement.

On or about November 19, 2008, the Lender: (i) provided the Borrower with a notice of an Existing Default (the “Default Notice”), (ii) provided Comerica with a Notice of Exclusive Control pursuant to the Comerica Control Agreement (the “Comerica Notice”), (iii) provided SVB with a Notice of Exclusive Control pursuant to the SVB Control Agreement (the “SVB Notice”), and (iv) provided SVBS with a Notice of Exclusive Control pursuant to the SVBS Control Agreement (the “SVBS Notice”) (the Default Notice, the Comerica Notice, the SVB Notice, and the SVBS Notice may be referred to herein sometimes, collectively, as the “Applicable Notices”).

The Borrower has asserted that the “Existing Default” (hereinafter, as defined in the Default Notice) did not occur and the parties have agreed to restructure the Loan and other Secured Obligations as provided herein.

For the purposes of this Agreement, the Lender is willing (i) to be deemed to have accepted the Borrower’s assertion that no Existing Default has occurred, (ii) to be deemed to have withdrawn the Default Notice, retroactively, as of November 19, 2008, and (iii) to accept the Borrower’s proposal so to restructure the Loan and other Secured Obligations, all on the terms and conditions provided herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lender and the Borrower hereby acknowledge, covenant, and agree as follows:

1.	Definitions. All capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

2.	Acknowledgment of Indebtedness. The Borrower hereby acknowledges and agrees that, in accordance with the terms and conditions of this Agreement, the Note, the Loan Agreement, and the other Loan Documents, the Borrower is liable to the Lender as of November 24, 2008, and the Secured Obligations include, without limitation, each and all of the following:

Loan:

i.	Principal:	$17,649,568.60
ii.	Interest (accrued):	$123,474.55
iii.	Back End Fee:	$300,000.00

3.	Ratification of Loan Documents; Further Assurances. The Borrower:

a. hereby ratifies, confirms, and reaffirms all and singular the terms and conditions of the Loan Documents and further acknowledges and agrees that except as expressly modified or otherwise specified in this Agreement, all terms and conditions of those documents, instruments, and agreements shall remain in full force and effect; and

b. shall cooperate with the Lender and execute and deliver to the Lender such further instruments and documents as the Lender reasonably shall request to carry out to the Lender’s satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

4.	Respecting Default Notice. In connection with the execution and delivery of this Agreement, and upon satisfaction of all conditions precedent set forth in Section 12 herein, for purposes of this Agreement the Lender: (i) accepts the Borrower’s assertion that no Existing Default has occurred and (ii) withdraws fully the Default Notice, automatically and retroactively, as of November 19, 2008, as if such Default Notice had never been provided by the Lender to the Borrower.

5.	Restructured Repayment of Secured Obligations. Notwithstanding any existing provision in the Loan Agreement or in any other Loan Document to the contrary, the Borrower and the Lender hereby acknowledge and agree as follows:

a. No Additional Advances. The Lender has no additional obligation to make any further Advance under the Loan Agreement.

b. Modification of Maturity Date. The Loan Agreement is hereby modified and amended in Section 1, entitled “DEFINITIONS AND RULES OF CONTRUCTION”, by striking in its entirety the existing definition of “Maturity Date” as appearing in the existing Loan Agreement and by substituting in place thereof the following:

“Maturity Date” means November 24, 2008.

The Borrower acknowledges and agrees that there shall be no extension of the Maturity Date, notwithstanding the occurrence of any Extension Event as provided in the existing Loan Agreement or otherwise.

c. Payment of Secured Obligations. On or before 5:00 p.m. (Eastern Time) on November 24, 2008 (with time being of the essence), being the revised Maturity Date (as hereby modified), the Borrower shall pay to the Lender the entire outstanding amount of the Secured Obligations under the Loan Agreement and the other Loan Documents (with credit given for the Prepayment Discount as provided in Section 5.d below) in good and sufficient funds immediately available to the Lender without condition. Without limiting the generality of the foregoing (and the Borrower’s obligation to pay the actual amount of all Secured Obligations outstanding on the Maturity Date (as hereby modified)), the entire amount of the Secured Obligations (as of November 24, 2008) shall be as follows:

(i) The amount of $17,649,568.60, representing the current outstanding principal balance of the Loan as of November 24, 2008 (the “Principal Payment”), to be applied by the Lender in payment of the outstanding principal balance of the Loan;

(ii) The amount of $123,474.55, representing the total amount of accrued interest as of November 24, 2008 (the “Interest Payment”);

(iii) The amount of $300,000, representing the End of Term Payment, which the Lender and the Borrower have determined applicable in accordance with provisions of Section 2.8(c) of the Loan Agreement (the “End of Term Payment”); and

(iv) Payment of all legal fees and related expenses incurred by the Lender (the “Legal Fee Payment”) as provided in this Agreement and the other Loan Documents. It is anticipated that by 3:00p.m. Monday, November 24, 2008, Lender’s counsel will provide Borrower with the amount due for such fees through Friday, November 21, 2008, plus a reasonable good faith estimate of fees and disbursements subsequent to November 21, 2008, the aggregate of which shall constitute the Legal Fee Payment.

The Principal Payment, the Interest Payment, the End of Term Payment, and the Legal Fee Payment (together with any remaining Secured Obligations, exclusive of the Prepayment Charge, which may be due and owing on or after the Maturity Date (as hereby modified)) shall be referred to herein, collectively, as the “Required Secured Obligation Payment”.

d. Payment Discount. The Lender hereby agrees that in the event that the Borrower makes the Required Secured Obligation Payment on November 24, 2008 as and when provided in Section 5.c above (with time being of the essence) (but not otherwise), then the Lender shall provide the Borrower with a payment discount of $125,000 (the “Payment Discount”) which will be applied as a credit against the amount of the Required Secured Obligation Payment, as determined solely by the Lender.

e. Late Payment Charge. In the event that the Borrower fails to make the Required Secured Obligation Payment in full on November 24, 2008 as and when provided in Section 5.c above (with time being of the essence) (but not otherwise), then from and after the Maturity Date (as hereby modified) the Borrower hereby agrees to pay the Lender a “Late Payment Charge” (so referred to herein) in the amount of $50,000 per diem for each additional day that the Borrower fails to pay the then entire outstanding amount of the Required Secured Obligation Payment on or before 5:00 p.m. (Eastern Time) on each such additional day, as determined solely by the Lender. The Borrower acknowledges and agrees that payment of the Late Payment Charge: (i) shall be in addition to the amounts payable on account of the Required Secured Obligation Payment, (ii) shall constitute additional Secured Obligations of the Borrower due and owing to the Bank and secured by the Collateral, and (iii) represents a fair and reasonable charge, as liquidated damages that would otherwise be difficult to fairly ascertain, to compensate the Lender for the failure of the Borrower to make the

Required Secured Obligation Payment in full as and when provided in Section 5.c above. Any applicable Late Payment Charge shall be immediately due and payable in full and shall constitute a portion of the Secured Obligations then having matured on account of the occurrence of the Maturity Date (as hereby modified).

f. Prepayment Charge. The Borrower and the Lender acknowledge and agree that no Prepayment Charge shall be applicable pursuant to Section 2.7 of the Loan Agreement.

g. Respecting Payment From Comerica Account. The Borrower has advised the Lender that the Borrower is attempting to liquidate funds in the Comerica Account in an amount sufficient to make the Required Secured Obligation Payment in full on November 24, 2008, as and when provided in Section 5.c above, but that certain of the funds in the Comerica Account may not be fully “liquid” on said date. The Lender expressly acknowledges and agrees that to the extent the Borrower: (i) pays substantially all of the “liquid” funds available to the Borrower from the Comerica Account on November 24, 2008 in reduction of the Required Secured Obligation Payment as and when otherwise provided above and (ii) pays the remaining amount of the Required Secured Obligation Payment (including the additional day’s interest having accrued under the Note) in full on or before 5:00 p.m. on November 25, 2008 (with time being of the essence) (but not otherwise), then the Lender shall accept such payment as being timely made hereunder and the Borrower: (x) shall continue to receive credit for the Payment Discount and (y) shall not be charged the Late Payment Charge otherwise applicable for payment made one (1) day after the Maturity Date (as hereby modified), all of the foregoing as determined solely but reasonably by the Lender.

h. Release of Collateral. Upon payment in full of the entire Secured Obligations by making the Required Secured Obligation Payment (together with any applicable Late Payment Penalty) (but not otherwise), the Lender agrees that it shall promptly in the ordinary course of business release the pledge and security interests to and in the Collateral granted pursuant to the Loan Agreement and the other Loan Documents.

6.	Comerica Notice; SVB Notice; SVBS Notice.

a. Comerica Notice. Upon satisfaction of all conditions precedent set forth in Section 12 herein: (i) the Lender shall notify Comerica in writing that the Comerica Notice has been withdrawn and (ii) for purposes of this Agreement, the Lender shall be deemed to have withdrawn fully the Comerica Notice, automatically and retroactively as of November 19, 2008, as if such Comerica Notice had never been provided by the Lender to the Borrower.

b. SVB Notice. The Lender heretofore has notified SVB in writing that the SVB Notice has been withdrawn. Upon satisfaction of all conditions precedent set forth in Section 12 herein, for purposes of this Agreement, the Lender shall be deemed to have withdrawn fully the SVB Notice, automatically and retroactively as of November 19, 2008, as if such SVB Notice had never been provided by the Lender to the Borrower.

c. SVBS Notice. The Lender heretofore has notified SVBS in writing that the SVBS Notice has been withdrawn. Upon satisfaction of all conditions precedent set forth in Section 12 herein, for purposes of this Agreement, the Lender shall be deemed to have withdrawn fully the SVBS Notice, automatically and retroactively as of November 19, 2008, as if such SVBS Notice had never been provided by the Lender to the Borrower.

7.	Respecting Warrant. The Borrower acknowledges and agrees the Lender shall be entitled to retain the Warrant and any shares of Common Stock of the Borrower heretofore provided to the Lender, notwithstanding the Borrower’s making of the Required Secured Obligation Payment and the restructuring of the Loan Arrangement in accordance with the provisions of this Agreement.

8.	Representations and Warranties of Borrower. The Borrower hereby represents and warrants to the Lender as follows:

a. The execution and delivery of this Agreement, and the performance by the Borrower of its respective obligations and agreements under this Agreement and the other Loan Documents has been duly authorized by all necessary proceedings.

b. This Agreement and the Loan Documents as amended hereby constitute legal, valid and binding obligations of the Borrower, respectively, enforceable in accordance with their respective terms.

c. The Borrower has read and understands each of the terms and conditions of this Agreement and is entering into this Agreement freely and voluntarily, without duress, after having had the advice and representation of independent counsel of its own selection, and not in reliance upon any representations, warranties, or agreements made by the Lender (or any of its officers or representatives) which are not set forth in this Agreement.

9.	Representations and Warranties of Lender. The Lender hereby represents and warrants to the Borrower as follows:

a. The execution and delivery of this Agreement, and the performance by the Lender of its respective obligations and agreements under this Agreement and the other Loan Documents has been duly authorized by all necessary proceedings.

b. This Agreement and the Loan Documents as amended hereby constitute legal, valid and binding obligations of the Lender, respectively, enforceable in accordance with their respective terms.

10.	Regarding Collateral. As of the date hereof, the respective indebtedness, liabilities, and other Secured Obligations of the Borrower under the Loan Documents, as modified or otherwise provided herein, are and shall continue to be secured by the same Collateral as set forth under the Loan Documents.

11.	Notices. Any communication between the Lender and Borrower in connection with this Agreement or the other Loan Documents shall be made in accordance with Section 11.2 of the Loan Agreement; provided, however, that from and after the date hereof any communication to the Lender shall be provided with a copy to:

Riemer & Braunstein LLP Three Center Plaza Boston, Massachusetts 02108 Attention: Paul S. Samson, Esquire Facsimile: 617-880-3456 Telephone: 617-523-9000

12.	Conditions to Effectiveness. The agreements on the part of the Lender hereunder shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Lender:

a. The Borrower shall have made the Required Secured Obligation Payment to the Lender (with credit given for the Prepayment Discount) as and when expressly provided in Section 5.c herein (with time being of the essence).

b. This Agreement and all other instruments, documents, and agreements contemplated herein shall have been duly executed and delivered by the respective parties hereto and shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Lender.

c. All action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower pursuant to this Agreement and all instruments, documents, and agreements contemplated herein shall have been duly and effectively taken.

13.	Waivers.

a. Jury Trial. The Borrower and the Lender each make the following waiver knowingly, voluntarily, and intentionally, and understands that each of the parties hereto, in entering into this Agreement, is relying thereon. THE BORROWER AND THE LENDER, TO THE EXTENT OTHERWISE ENTITLED THERETO, EACH HEREBY IRREVOCABLY WAIVES ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE LENDER OR the BORROWER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST EITHER THE LENDER OR THE

BORROWER, RESPECTIVELY, OR IN WHICH EITHER THE LENDER OR THE BORROWER, RESPECTIVELY, IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN THE BORROWER, OR ANY SUCH PERSON, AND THE LENDER.

b. No Claims by Borrower. The Borrower hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Lender or any of its respective affiliates, or any of its respective officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, or assigns in any way relating to, or otherwise in respect of, the Loan Documents, the Secured Obligations, or otherwise, including, without limitation, in connection with respect to: (i) the Applicable Notices heretofore provided by the Lender and (ii) the terms and conditions of this Agreement, and that if the Borrower now has, or ever did have, any such offsets, defenses, claims, or counterclaims against the Lender or its respective affiliates or any of its respective officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, or assigns (singly and collectively, the “Lender Parties”), whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED.

c. Release by Borrower; Indemnification. The Borrower hereby RELEASES, and forever discharges, each of the Lender Parties and their respective agents, servants, attorneys, and employees, and their respective representatives, successors and assigns (singly and collectively, the “Lender Released Parties”) of, to, and from all debts, demands, actions, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands, or liabilities, whatsoever, of every name and nature, both at law and in equity, known and unknown, from the beginning of the world through the date hereof (and to the fullest extent permitted by law, subsequent to the date hereof), directly or indirectly relating to the respective relationships of the Borrower and the Lender, including, without limitation, those in any way relating to, or otherwise in respect of, the Loan Documents, the Secured Obligations, or otherwise, including, without limitation, in connection with respect to: (i) the Applicable Notices heretofore provided by the Lender and (ii) the terms and conditions of this Agreement (singly and collectively, the “Released Claims”)(the foregoing waiver and release in favor of the Lender and the other Lender Released Parties being referred to herein as the “Release”). In connection with the payment by the Borrower of the Required Secured Obligation Payment, the Borrower shall be deemed, automatically and without the further execution and delivery of any further document, to have ratified, confirmed, and reaffirmed the Release hereunder in favor of the Lender Released Parties. IT IS THE INTENTION OF BORROWER THAT THE RELEASE BE INTERPRETED AND OTHERWISE CONSTRUED BROADLY, TO THE FULLEST EXTENT PERMITTED BY ALL APPLICABLE LAW, IN FAVOR OF THE LENDER RELEASED PARTIES. The Borrower hereby covenants and agrees that the Borrower shall defend, indemnify and hold each Lender Released Party harmless from and against any claim, fine, allegation of damages, actual damages, loss, injury or assertion whatsoever, whether or not suit is instituted, arising or resulting from or with respect to any of the Released Claims. Such indemnification shall specifically include, without limitation, all reasonable attorney fees and disbursements incurred by any Lender Released Party in enforcing its respective rights hereunder.

d. Satisfaction of Secured Obligations; Limited Waiver by Lender. The Lender acknowledges and agrees that upon satisfaction of all conditions precedent set forth in Section 12 herein, including, without limitation, the indefeasible payment in full of the Required Secured Obligation Payment, then the Lender shall have no further claim against the Borrower or any of its officers, directors, against, servants, attorneys or employees with respect to any of the Secured Obligations arising under the Loan Documents and to the extent that the Lender has any such further claim it is expressly WAIVED. Notwithstanding the foregoing, if, at any time after payment in full of the Secured Obligations as herein provided, the Borrower (i) asserts any claim, loss, damage, or other action against any of the Lender Released Parties contrary to the provisions of Section 13 herein or (ii) any payments made to the Lender hereunder in respect of the Secured Obligations must be disgorged by the Lender for any reason (including, without limitation, the bankruptcy of Borrower), the Borrower acknowledges and agrees that in such event the above-referenced waiver by Lender shall be automatically and retroactively deemed not to have been made by the Lender.

e. Notwithstanding anything contained herein to the contrary, the foregoing releases and waivers shall not in any other respect release or waive any of the obligations of the Parties contained this Agreement.

14.	General.

a. This Agreement shall be binding upon the Borrower and its respective successors and assigns and shall inure to the benefit of the Lender and its respective successors and assigns.

b. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

c. This Agreement, together with the agreements, instruments and other documents executed in connection herewith and therewith, incorporates all discussions and negotiations between the Borrower and the Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Agreement, or of any provision of any other agreement between the Borrower and the Lender, shall be effective unless executed in writing by the party to be charged with such modification, amendment and waiver, and if such party shall be the Lender, then by a duly authorized officer thereof.

d. Except as otherwise expressly provided for in this Agreement, all of the terms, conditions and provisions of the Loan Documents shall remain the same. It is declared and agreed by each of the parties hereto that the Loan Documents, as amended hereby, shall continue in full force and effect. The Borrower, respectively, shall continue to comply with all of the terms and conditions of the Loan Documents, as modified hereby.

e. All rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts and are intended to take effect as sealed instruments.

f. The captions of this Agreement are for convenience purposes only, and shall not be used in construing the intent of the parties to this Agreement.

g. In the event of any inconsistency between the provisions of this Agreement and the Loan Documents, the provisions of this Agreement shall govern and control.

h. This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. A facsimile copy of this agreement bearing the signature of any party hereto shall be deemed to be an original.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.

PANACOS PHARMACEUTICALS, INC.
(“Borrower”)

By:	/s/ Alan W. Dunton
Name:	Alan W. Dunton
Title:	President and Chief Executive Officer

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
(“Lender”)

By	/s/ K. Nicholas Martitsch
Name:	K. Nicholas Martitsch
Title:	Associate General Counsel

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